Exhibit 21

NEWTEK BUSINESS SERVICES, INC.

SUBSIDIARIES

Wilshire Alabama Partners, LLC, an Alabama limited liability company

Wilshire Advisors, LLC, a New York limited liability company

Wilshire New York Advisers II, LLC, a New York limited liability company

Wilshire New York Partners III, LLC, a New York limited liability company

The Whitestone Group, LLC, a New York limited liability company

Wilshire Investors, LLC, a Wisconsin limited liability company

Wilshire Georgia Partners, LLC, a Georgia limited liability company

Wilshire Louisiana Advisers, LLC, a Louisiana limited liability company

Wilshire Louisiana Partners, II, a Louisiana limited liability company

Wilshire Louisiana Partners, III, a Louisiana limited liability company

Wilshire Partners, LLC, a Florida limited liability company

Newtek Securities, LLC, a New York limited liability company

BJB Holdings, Inc., a New York corporation

Wilshire Holdings I, a New York corporation

Wilshire Holdings II, a New York corporation

REXX Environmental Corporation, a New York corporation

Whitestone Capital Markets, Inc., a New York corporation

Wilshire Colorado Partners, LLC, a Colorado limited liability company

Wilshire Texas Partners, LLC, a Texas limited liability company

SBA, Inc., a Delaware corporation

Newtek Small Business Finance, Inc., a New York corporation

Harvest Strategies, LLC, a New York limited liability company

Universal Processing Services, LLC, a New York limited liability company

Universal Processing Services – Louisiana, LLC, a Louisiana limited liability company

Universal Processing Services – Wisconsin, LLC, a Wisconsin limited liability company

Universal Processing Services – Colorado, LLC, a Colorado limited liability company

Group Management Technologies, LLC, a Florida limited liability company

Group Management Technologies of Louisiana, LLC, a Louisiana limited liability company

Global Small Business Services, LLC, a Florida limited liability company

Exponential Business Development Company, Inc., a New York corporation

Newtek Tax Services, LLC, a New York limited liability company

Newtek Insurance Agency, LLC, a District of Columbia limited liability company

Transworld Business Brokers of New York LLC, a New York limited liability company

CCC Real Estate Holdings, LLC, a Delaware limited liability company

Newtek Funding Corporation, a New York corporation

Global Business Advisers of Wisconsin, LLC (dba Newtek Capital Advisors of Wisconsin),

Newtek Community Financial Services of Wisconsin, LLC

Global Small Business Services, LLC, a Florida limited liability company

Automated Merchant Services, Inc., a Florida corporation

Wilshire Louisiana Capital Management Fund, LLC, a Louisiana limited liability company

Louisiana IT Specialists, LLC, a Louisiana limited liability company

Louisiana Community Financial Services, LLC, a Louisiana limited liability company

New Technologies Solutions, LLC, a Colorado limited liability company

Wilshire Louisiana Partners IV, LLC, a Louisiana limited liability company

CrystalTech Web Hosting, Inc., an Arizona corporation

Wilshire New York Partners IV, LLC, a New York limited liability company

Texas Whitestone Group, LLC, a Texas limited liability company

First BankCard Alliance, LLC, an Alabama limited liability company

RevAm Alabama, LLC, an Alabama limited liability company

Alabama Community Financial Services, LLC, an Alabama limited liability company

Vistar Insurance Services, Inc., a Maryland corporation

Newtek Insurance Agency, LLC, a District of Columbia limited liability company

Newtek Claims Processing, Inc., an Illinois corporation

Channel Management Partners, LLC, a Louisiana limited liability company

Wilshire DC Partners, LLC, a District of Columbia limited liability company

Wilshire Texas Partners, LLC, a Texas limited liability company